Exhibit 12.1

Randy Katz T (213) 417-5310 F (213) 488-1178 Email: rkatz@clarkhill.com	Clark Hill LLP 555 Flower Street, 24th Floor Los Angeles, CA 90071 T (213) 891-9100 F (213) 488-1178

December 15, 2023

Via e-mail: endexx@endexx.com

Endexx Corporation

38246 North Hazelwood Circle

Cave Creek, Arizona 85331

Attn: Todd Davis, President and CEO

Re:	Endexx Corporation

Dear Mr. Davis:

We have acted as counsel to Endexx Corporation, a Nevada corporation (the “Company”), in connection with the filing of an Offering Statement on Form 1-A filed on December 15, 2023 (the “Offering Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the offering by the Company for sale and issuance by the Company of up to 400,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Offering Statement, of Item 17 of Part I of the form of Offering Statement promulgated by the Commission.

In connection with the opinion expressed herein, we have examined such documents and records and considered such legal matters as we have deemed relevant or necessary for the purposes of this letter, including, without limitation, (i) the Offering Statement; (ii) the Articles of Incorporation, as amended from time to time, and the Bylaws of the Company; and (iii) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. In rendering this opinion, we have assumed without independent verification: (a) the genuineness and authenticity of all signatures on original documents; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as reproduced or certified copies; (d) the accuracy, completeness, and authenticity of certificates of public officials; (e) that each natural person signing any document reviewed by us had the legal capacity to do so; and (f) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to the opinion below, we have also assumed that, at the time of the sale or delivery of the shares of Common Stock pursuant to the Offering Statement: (i) the Offering Statement, as amended by any amendments thereto (including post-effective amendments), will have been qualified under the Securities Act and the rules and regulations promulgated thereunder, and such qualification will not have been terminated or rescinded, and will comply with all applicable laws; (ii) the shares of Common Stock being offered will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Offering Statement, any amendments thereto (including post-qualification amendments); (iii) any applicable listing or other requirements of any stock exchange (or other market on which the Company’s class of Common Stock is then quoted) on which the shares of Common Stock being offered may become listed will have been complied with; (iv) with respect to any shares of Common Stock being offered, there will be sufficient shares of Common Stock authorized and available for issuance, and that the consideration for the issuance and sale of the Common Stock is in an amount that is not less that the par value of the Common Stock; and (v) the Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and shall have the necessary power and authority to issue and sell the Common Stock.

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Endexx Corporation

Attn: Todd Davis, President and CEO

December 15, 2023

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, if the board of directors of the Company has taken all necessary corporate action to authorize the issuance and sale of the shares of Common Stock offered by the Offering Statement and the Offering Circular, we are of the opinion that the shares of Common Stock have been duly authorized for issuance and, when issued and delivered by the Company against payment therefor as described in the Offering Statement and the Offering Circular, the shares of Common Stock will be duly and validly issued, fully paid, and non-assessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

In addition, the foregoing opinion is qualified to the extent that (i) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers) and (ii) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

This opinion letter and the opinion expressed herein are for your benefit in connection with the Offering Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the use of our name under the caption “Legal Matters” in the Offering Circular, which constitutes a part of the Offering Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Offering Statement or the Offering Circular, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock, or the Offering Statement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinion is an expression of professional judgment and not a guarantee of result.

Very truly yours,

/s/ Clark Hill LLP

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